-----------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    Under the
                             Securities Act of 1933

                             ---------------------
                               FRANKLIN COVEY CO.
              (Exact name of registrant as specified in its charter)

           Utah                                    87-0401551
(State or other jurisdiction of                 (I.R.S. Employer
 incorporation or organization)                 Identification No.)



                             ---------------------

                          2200 West Parkway Boulevard
                         Salt Lake City, Utah 84119-2331
                     (Address of Principal Executive Offices,
                               including Zip Code)
                             ---------------------

                               FRANKLIN COVEY CO.
                          EXECUTIVE STOCK PURCHASE PLAN
                             ---------------------



            J. SCOTT NIELSEN                             Copy to:
         Chief Financial Officer                      BRIAN G. LLOYD
           Franklin Covey Co.               Parr Waddoups Brown Gee & Loveless
       2200 West Parkway Boulevard          185 South State Street, Suite 1300
     Salt Lake City, Utah 84119-2331            Salt Lake City, Utah 84111
             (801) 817-7171                           (801) 532-7840
      (Name, address and telephone
      number, including area code,
          of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                                                 Proposed
                                                                  Maximum
                                                                 Offering     Proposed Maximum       Amount of
                                            Amount to be         Price per       Aggregate         Registration
 Title of Securities to be Registered        Registered           Share(1)    Offering Price(1)       Fee (1)
--------------------------------------- ---------------------- -------------- ------------------ -----------------

Common Shares, no par value........       3,650,000 shares         $7.61         $27,790,000          $7,337
======================================= ====================== ============== ================== =================

(1) Estimated pursuant to Rule 457(h)(1) and 457(c). With respect to 650,000 shares of the 3,650,000 being registered, the offering price per share, aggregate offering price and registration fee have been calculated based on the price at which the shares may be purchased. With respect to the remaining 3,000,000 shares being registered, for which the offering price is not known, the offering price per share, aggregate offering price and registration fee are computed on the basis of the average of the high and low prices for the Registrant's Common Shares as reported by the New York Stock Exchange as of April 4, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*
         ----------------


Item 2.  Registrant Information.*
         ----------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

     The following documents filed by Franklin Covey Co. (the "Registrant") with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

     (1) The Registrant's Annual Report on Form 10-K for the year ended August 31, 1999;

     (2) The Registrant's Quarterly Report on Form 10-Q for the Quarter ended November 30, 1999; and

     (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed under the Exchange Act for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Section 16-10a-902 ("Section 902") of the Utah Revised Business Corporation Act (the "Revised Act") provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent (a "Party") in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding"), because he is or was a director of the corporation or is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee  benefit  plan (an  "Indemnified  Director"),  against  any  obligation incurred  with respect to a  Proceeding,  including  any  judgment,  settlement, penalty, fine or reasonable expenses (including attorneys' fees), incurred in the Proceeding if his conduct was in good faith, he reasonably believed that his conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful; except that (i) indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys' fees) incurred in connection with the Proceeding and (ii) the corporation may not indemnify an Indemnified Director in connection with a Proceeding by or in the right of the corporation in which the Indemnified Director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the Indemnified Director derived an improper personal benefit, whether or not involving action in his official capacity, in which Proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

     Section 16-10a-906 of the Revised Act provides that a corporation may not indemnify a director under Section 902 unless authorized and a determination has been made (by the board of directors, a committee of the board of directors or by the stockholders) that indemnification of the director is permissible in the circumstances because the director has met the applicable standard of conduct set forth in Section 902.

     Section 16-10a-903 ("Section 903") of the Revised Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he was a Party because he is or was a director of the corporation, against reasonable expenses (including attorneys' fees) incurred by him in connection with the Proceeding or claim.

     In  addition  to the  indemnification  provided  by  Sections  902 and 903,
Section 16-10a-905 ("Section 905") of the Revised Act provides that, unless otherwise limited by a corporation's articles of incorporation, a director may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction. On receipt of an application and after giving any notice the court considers necessary, (i) the court may order mandatory indemnification under Section 903, in which case the court shall also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification, or (ii) upon the court's determination that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances and regardless of whether the director met the applicable standard of conduct set forth in Section 902, the court may order indemnification as the court determines to be proper, except that indemnification with respect to certain Proceedings resulting in a director being found liable for certain actions against the corporation may be limited to reasonable expenses (including attorneys' fees) incurred by the director.

     Section 16-10a-904 ("Section 904") of the Revised Act provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys' fees) incurred by a director who is a Party to a Proceeding in advance of the final disposition of the Proceeding if (i) the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 902, (ii) the director furnishes to the corporation a written undertaking, executed personally or in his behalf, to repay the advance if it is ultimately determined that he did not meet the required standard of conduct, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 904.

     Section 16-10a-907 of the Revised Act provides that, unless a corporation's articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification under Section 903 and is entitled to apply for court ordered indemnification under Section 905, in each case to the same extent as a director, (ii) the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director, and (iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent than the right of indemnification granted to directors, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

     The Registrant's Bylaws, as amended and restated, provide that the Registrant shall, to the fullest extent permitted, and in the manner required by the law of the State of Utah, indemnify an individual made, or threatened to be made a party to a proceeding because he is or was a director, officer, employee or agent of the Registrant or of another enterprise at the request of the Registrant.

     The Registrant's Articles of Incorporation, as amended, provide that to the fullest extent permitted by the Revised Act or any other applicable law as now in effect or as it may hereafter be amended, a director of the Registrant shall not be personally liable to the Registrant or its shareholders for monetary damages for any action taken or any failure to take any action, as a director. The extent to which the Revised Act permits director liability to be eliminated is governed by Section 16-10a-841 of the Revised Act, which provides that the liability of a director may not be eliminated or limited for (i) the amount of financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) a violation of Section 16-10a-842 of the Revised Act which prohibits unlawful distributions by a corporation to its shareholders; or (iv) an intentional violation of criminal law.

     Indemnification may be granted pursuant to any other agreement, bylaw, or vote of shareholders or directors. In addition to the foregoing, the Registrant maintains insurance from commercial carriers against certain liabilities which may be incurred by its directors and officers.

     The foregoing description is necessarily general and does not describe all details regarding the indemnification of officers, directors or controlling persons of the Registrant.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

         See the Exhibit Index on page 9.

Item 9.  Undertakings.
         ------------

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on April 10, 2000.

                                 FRANKLIN COVEY CO.


                                 By:/s/ Robert A. Whitman
                                    ---------------------------------------
                                    Robert A. Whitman, Chairman of the Board of
                                    Directors and Chief Executive Officer


                                POWER OF ATTORNEY

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Robert A. Whitman and Stephen M. R. Covey, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

       Signature                       Title                         Date
       ---------                       -----                         ----

                              Chairman of the Board, and
/s/ Robert A. Whitman           Chief Executive Officer        April 10, 2000
-------------------------
Robert A. Whitman



/s/ Hyrum W. Smith            Vice Chairman of the Board       April 10, 2000
-------------------------
Hyrum W. Smith



/s/ Stephen R. Covey          Vice Chairman of the Board       April 10, 2000
-------------------------
Stephen R. Covey


                              Executive Vice President and
/s/ Stephen M. R. Covey          Director                      April 10, 2000
-------------------------
Stephen M. R. Covey

                              Chief Accounting Officer and
/s/ J. Scott Nielsen             Chief Financial Officer       April 10, 2000
-------------------------
J. Scott Nielsen


/s/ Robert H. Daines          Director                         April 10, 2000
-------------------------
Robert H. Daines



/s/ E. J. "Jake" Garn         Director                         April 10, 2000
-------------------------
E. J. "Jake" Garn



/s/ Dennis G. Heiner          Director                         April 10, 2000
-------------------------
Dennis G. Heiner



/s/ Brian A. Krisak           Director                         April 10, 2000
-------------------------
Brian A. Krisak



/s/ Donald J. McNamara        Director                         April 10, 2000
-------------------------
Donald J. McNamara



/s/ Joel C. Peterson          Director                         April 10, 2000
-------------------------
Joel C. Peterson



/s/ E. Kay Stepp              Director                         April 10, 2000
-------------------------
E. Kay Stepp



/s/ Steven C. Wheelwright     Director                         April 10, 2000
-------------------------
Steven C. Wheelwright

                               FRANKLIN COVEY CO.

                                  EXHIBIT INDEX


 Regulation S-K                                                       Sequential
   Exhibit No.               Description                               Page No.
-------------   ----------------------------------------------------- ----------

      3.1       Revised Articles of Incorporation of the Registrant        *

      3.2       Amended and Restated Bylaws of the Registrant              *

      3.3       Articles of Amendment to Revised Articles of               *
                Incorporation of the Registrant

      5         Opinion of Parr Waddoups Brown Gee & Loveless,             10
                a professional corporation, as to the legality of the securities offered.

     23.1       Consent of Arthur Andersen LLP                             11

     23.2       Consent of Parr Waddoups Brown Gee & Loveless,             10
                a professional corporation (included in Exhibit
                No. 5).

     24         Powers of Attorney (included on page 7 hereof).

----------------------------
* Incorporated by reference

                                 April 10, 2000


The Board of Directors of
    Franklin Covey Co.
2200 West Parkway Boulevard
Salt Lake City, Utah 84119

         Re: Franklin Covey Co. Executive Stock Purchase Plan
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         As counsel to Franklin Covey Co., a Utah corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended, for registration of 3,650,000 shares (the "Shares") of Common Stock, no par value, of the Company to be offered, sold and issued by the Company pursuant to the Franklin Covey Co. Executive Stock Purchase Plan (the "Plan"), we have examined the originals or certified, conformed or reproduction copies of all such records, agreements, instruments and documents as we have deemed necessary as the basis for the opinion expressed herein. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion hereinafter expressed, we have relied upon certificates of public officials and statements or certificates of officers or representative of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms and conditions of the Plan and pursuant to the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of the opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ PARR WADDOUPS BROWN GEE & LOVELESS
                                       ---------------------------------------
                                       PARR WADDOUPS BROWN GEE & LOVELESS

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.



/s/ ARTHUR ANDERSEN LLP
-----------------------
ARTHUR ANDERSEN LLP

Salt Lake City, Utah
  April 4, 2000